                                                   [NEWSLETTER JCPENNEY TODAY]
                                                               ______________


                                                                  May 4, 1998


     A Message from Chairman and Chief Executive Officer Jim Oesterreicher to Associate Stockholders


     You have recently received JCPenney's 1998 Proxy Statement and 1997 Annual Report to Stockholders along with two proxy/voting instruction cards relating to shares of voting stock held in the Company's Savings Plans. The Proxy Statement contains two stockholder proposals, one regarding the Company's classified Board structure and the other regarding the Stockholder Rights Plan. These are substantially similar to proposals submitted by the same proponents in prior years.

     YOUR BOARD OF DIRECTORS AND MANAGEMENT HAVE CAREFULLY EVALUATED THESE TWO PROPOSALS AND URGE YOU TO VOTE AGAINST THEM FOR THE REASONS OUTLINED IN DETAIL IN THE PROXY STATEMENT.

     YOUR SHARES MUST BE VOTED BY YOU IN ORDER TO BE COUNTED.

     Should you wish to oppose the classified Board of Directors and Stockholder Rights Plan proposals, you may do so by marking the "Against" boxes provided in proposals 3 and 4 on your two proxy cards, or by following the instructions on your proxy cards for telephone voting. Your vote will be kept confidential from the Company and its directors, officers, and associates, as more fully described in the Proxy Statement under the heading "Confidential Voting."

     IF YOU HAVE MISPLACED YOUR PROXY CARD, PLEASE CALL 1-800-842-9470 TO RECEIVE A REPLACEMENT CARD WHICH YOU CAN VOTE BY MAIL OR BY TELEPHONE.

     Thank you for your continuing efforts to build an even stronger JCPenney Company.





                                             J. E. Oesterreicher